UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2006 (September 25, 2006)

Brookdale Senior Living Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash, Suite 1400, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 977-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01. Entry Into a Material Definitive Agreement

On September 25, 2006, Brookdale Senior Living Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with T. Andrew Smith, to take effect on October 16, 2006 (the "Effective Date"). The following summary of certain provisions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

The material terms of the Employment Agreement are substantially similar to the material terms of the existing employment agreements between the Company and its current executive officers, including with respect to rights and obligations upon termination of employment and entitlement to certain employee benefits. Under the terms of the Employment Agreement, Mr. Smith is to be employed from and after the Effective Date as Executive Vice President – General Counsel and Secretary of the Company. The Employment Agreement has an initial term of four years, at the end of which the agreement automatically extends on an annual basis for up to two additional one-year terms, unless notice not to renew the agreement is given by either party 90 days prior to the expiration of its term.

Mr. Smith's base salary under the Employment Agreement is $200,000 per year. Mr. Smith will receive a cash bonus for 2007 of at least $200,000 and a pro-rated cash bonus for 2006 based on $200,000. Thereafter, Mr. Smith will be eligible to receive a discretionary bonus in an amount to be determined by the board of directors of the Company in its sole discretion based on the achievement of certain performance standards, with a target bonus of at least $200,000, payable in a combination of cash and vested shares of Company common stock, as determined by the Company's board of directors.

As a condition to entering into the Employment Agreement, Mr. Smith has agreed to invest $200,000 in Company common stock at the current market price per share, which shares shall be subject to an 18-month holding period. Mr. Smith will also be granted 120,000 restricted shares of Company common stock, 20,000 of which will vest upon the attainment of certain performance goals and 100,000 of which will vest based upon continued employment with the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment Agreement, dated September 25, 2006, by and between Brookdale
Senior Living Inc. and T. Andrew Smith*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ R. Stanley Young
R. Stanley Young
Executive Vice President and Chief Financial
Officer

Date: September 26, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Agreement, dated September 25, 2006, by and between Brookdale Senior Living Inc. and T. Andrew Smith*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.